Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Third Quarter 2019

GAAP net revenue grew to $1.249 billion

GAAP net income per diluted share increased to $1.57

Net Bookings grew 140% to $1.569 billion

Company repurchased 1.0 million shares of its common stock for $108.9 million

Company raises outlook for fiscal year 2019

New York, NY — February 6, 2019 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fiscal third quarter 2019 ended December 31, 2018.  In addition, the Company provided its initial outlook for its fiscal fourth quarter ending March 31, 2019, and raised its outlook for its fiscal year ending March 31, 2019.  For additional information, please see the fiscal third quarter 2019 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Fiscal Third Quarter 2019 Financial Highlights

On April 1, 2018, the Company adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers.  Topic 606 significantly changes how the Company recognizes and reports net revenue and net income; however, it does not materially impact Net Bookings (our operational metric).  Financial data for periods prior to April 1, 2018 has not been restated.

Net revenue grew to $1.249 billion, as compared to $480.8 million in last year’s fiscal third quarter.  Recurrent consumer spending (virtual currency, add-on content and in-game purchases, including the allocated value of virtual currency and add-on content included in special editions of certain games) increased and accounted for 24% of total net revenue.  The largest contributors to net revenue in fiscal third quarter 2019 were Red Dead Redemption 2, NBA® 2K19 and NBA 2K18, Grand Theft Auto® Online and Grand Theft Auto V, WWE® 2K19 and WWE® SuperCard, Dragon City and Monster Legends, and Sid Meier’s Civilization® VI.

Digitally-delivered net revenue grew to $594.7 million, as compared to $258.4 million in last year’s fiscal third quarter, and accounted for 48% of total net revenue.  The largest contributors to digitally-delivered net revenue in fiscal third quarter 2019 were Red Dead Redemption 2, Grand Theft Auto Online and Grand Theft Auto V, NBA 2K19 and NBA 2K18, WWE 2K19 and WWE SuperCard, Monster Legends and Dragon City, and Sid Meier’s Civilization VI.

Net income increased to $179.9 million, or $1.57 per diluted share, as compared to $25.1 million, or $0.21 per diluted share, for the comparable period last year.  Net income included a favorable impact from the release of certain valuation allowances on the Company’s deferred tax assets resulting in the recognition of a $108.7 million tax benefit in the quarter. Without the release of the valuation allowances, the third quarter tax benefit would have been $11.3 million.

During the 9-month period ended December 31, 2018, net cash provided by operating activities grew 62% to $390.2 million, as compared to $241.1 million in the same period last year.  During the 9-month period ended December 31, 2018, Adjusted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, grew 188% to $587.0 million, as compared to $204.1 million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information).  As of December 31, 2018, the Company had cash and short-term investments of $1.601 billion.

The following data, together with a management reporting tax rate of 20%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended December 31, 2018
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Amortization & impairment of acquired intangible assets

Net revenue	$1,248,738	319,829
Cost of goods sold	898,484	87,011	(96,082)		(3,630)

Gross profit	350,254	232,818	96,082		3,630

Operating expenses	298,475		(27,586)	5,930	(1,710)

Income from operations	51,779	232,818	123,668	(5,930)	5,340
Interest and other, net	8,071	(313)
Income before income taxes	59,850	232,505	123,668	(5,930)	5,340

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 114.7 million.

Operational Metric — Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal third quarter 2019, total Net Bookings grew 140% to $1.569 billion, as compared to $653.9 million during last year’s fiscal third quarter.  Net Bookings from recurrent consumer spending grew 31% and accounted for 22% of total Net Bookings.  The largest contributors to Net Bookings in fiscal third quarter 2019 were Red Dead Redemption 2, NBA 2K19, Grand Theft Auto Online and Grand Theft Auto V, WWE 2K19 and WWE SuperCard, Dragon City and Monster Legends, and Sid Meier’s Civilization VI.

Catalog accounted for $243.9 million of Net Bookings led by Grand Theft Auto, Dragon City and Monster Legends, and Sid Meier’s Civilization VI.

Digitally-delivered Net Bookings grew 85% to $703.8 million, as compared to $379.7 million in last year’s fiscal third quarter, and accounted for 45% of total Net Bookings.  The largest contributors to digitally-delivered Net Bookings in fiscal third quarter 2019 were Red Dead Redemption 2, NBA 2K19, Grand Theft Auto Online and Grand Theft Auto V, WWE SuperCard and WWE 2K19, Monster Legends and Dragon City, and Sid Meier’s Civilization VI.

Management Comments

“Take-Two delivered better-than-expected results in the fiscal third quarter,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Our outperformance was driven primarily by the record-breaking launch of Red Dead Redemption 2 along with strong results from NBA 2K19.  In addition, consumers engaged significantly with our offerings, and recurrent consumer spending grew 31% to a new record.  We generated strong cash flow and ended the period with $1.6 billion in cash and short-term investments, after deploying $109 million to repurchase 1 million shares of our stock.

“As a result of our outstanding third quarter performance, we are raising our outlook for fiscal 2019, which is poised to be a record year for Net Bookings and Adjusted Operating Cash Flow.  Looking ahead, as our industry continues to embrace new technologies that enhance consumers’ experience with, and access to interactive entertainment, we remain focused on broadening the reach of our content and expanding further globally.  Take-Two is exceedingly well-positioned - creatively, strategically and financially - to capitalize on the vast opportunities that will shape the future of our business, and to deliver long-term growth and margin expansion.”

Business and Product Highlights

Since October 1, 2018:

Take-Two:

•                  Repurchased 1.00 million shares of its common stock for $108.9 million.

Rockstar Games:

•                  Launched Red Dead Redemption 2 for PlayStation 4 and Xbox One.  Told across the deepest and most expansive Rockstar Games’ world to date, Red Dead Redemption 2 is the label’s first game built from the ground up for the current console generation.  The title received outstanding reviews, with numerous influential critics awarding Red Dead Redemption 2 a perfect score, and the title also received multiple game of the year awards.  Red Dead Redemption 2 has also been a massive commercial success and has set numerous records, including the biggest opening weekend in retail sell-through across all entertainment releases (over $725 million), and the second biggest launch (three days) in retail sell-through across all entertainment releases (next to Grand Theft Auto V).  According to The NPD Group, based on combined physical and digital sales in the U.S., Red Dead Redemption 2 was the best-selling video game of 2018.  To date, Red Dead Redemption 2 has sold-in more than 23 million units worldwide.

•                  Launched the public Beta for Red Dead Online.  Free with every copy of Red Dead Redemption 2, Red Dead Online is an evolution of the classic multiplayer experience in the original Red Dead Redemption, blending narrative with competitive and cooperative gameplay in fun new ways.

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  Festive Surprise 2018, which featured festive decorations adorning Arena Workshops, Nightclubs and other properties across the city, and the rare Southern San Andreas snowfall phenomenon blanketing the streets.

•                  Arena War, which includes 7 deadly Arena Events, as well as the opportunity for players to run their own workshop, craft their own juggernauts of destruction and track their own carnage-filled careers.

•                  Halloween 2018, featuring new Halloween-themed modes, such as Condemned, and updates to creepy classics like Slashers and more.

•                  Numerous new vehicles, weapons, clothing and more.

2K:

•                  Announced that video game industry veteran Michael Condrey has joined 2K as President of the label’s new game development studio based in Silicon Valley.  Condrey is best known for co-founding Sledgehammer Games and leading development for the renowned Call of Duty franchise, including Call of Duty: Modern Warfare 3.  Condrey also served as Chief Operating Officer and Director at Visceral Games in establishing the popular Dead Space franchise.  In his new role with 2K, Condrey will build and lead a new development team to work on an unannounced project.

•                  Announced, together with The National Basketball Association (NBA) and National Basketball Players Association (NBPA) a significant, multiyear global partnership extension.  The agreement expands upon the success of NBA 2K, the top-rated and top-selling NBA video game simulation series for the past 17 years* that has sold-in nearly 90 million units worldwide.

•                  Launched WWE 2K19, the next release from our flagship WWE video game franchise, for PlayStation 4, Xbox One and Windows PC.  For the first time ever, 2K introduced the WWE 2K19 Million Dollar Challenge, where eligible entrants participate in an international contest in which the finalist will compete one-on-one in WWE 2K19 against AJ Styles for the chance to win $1 million.  WWE 2K19 is being supported with a series of downloadable content, including a Season Pass.

•                  Released Sid Meier’s Civilization VI, winner of The Game Awards’ and DICE Awards’ Best Strategy Game 2016, for Nintendo Switch.  2K and Firaxis Games partnered with Aspyr Media to bring Civilization VI to Nintendo Switch and ensure the experience meets the same high standards of the beloved series.

•                  Launched Saber Interactive’s arcade-action sports game, NBA 2K Playgrounds 2, for Xbox One, PlayStation 4, Nintendo Switch and PC.  This over-the-top, two-on-two basketball experience complements 2K’s top-selling NBA 2K series and expands the label’s footprint in the basketball video game space.

•                  Released Carnival Games®, for Nintendo Switch.  Built from the ground up for Nintendo Switch, Carnival Games can be played alone or with up to four players simultaneously, leveraging the unique accessibility of the console’s Joy-Con controllers.  Carnival Games was also released for PlayStation 4 and Xbox One.

•                  Published physical versions of The Golf Club 2019 Featuring PGA TOUR®, the latest entry in the award-winning golf simulation series, for PlayStation 4, Xbox One and PC.  Developed by HB Studios, The Golf Club 2019 Featuring PGA TOUR marks the franchise’s first release featuring the official PGA TOUR license.  The game had been released digitally on August 28, 2018.

•                  Launched NBA 2K Mobile, which enables players to experience console quality graphics and lifelike NBA 2K action on the go.  Collect your favorite NBA players, build your dream team, and step onto the court in lifelike 5v5 match-ups.  Use Drills to train up your players, compete in Seasons to earn new rewards, participate in limited time events for exclusive cards, and rise up the leaderboards on their way to becoming legendary.  .  NBA 2K Mobile is currently available for free download on iOS phones and tablets and is planned to be available on Android devices in Spring 2019.

•                  Launched Borderlands 2 VR for PlayStation VR.  For the first time ever, Borderlands 2 VR enables players to immerse themselves virtually in the mayhem-filled world of Borderlands, the popular shooter-looter developed by Gearbox Software.

•                  Announced that Sid Meier’s Civilization VI: Gathering Storm, the largest expansion pack ever created for a Civilization game and the second pack for the critically acclaimed and award-winning Sid Meier’s Civilization VI from Firaxis Games, will be available for Windows PC on February 14, 2019.

Private Division:

•                  Announced that The Outer Worlds, a new intellectual property created by Obsidian Entertainment, will be available in calendar 2019 (Take-Two’s fiscal year 2020) on PC, PlayStation 4 and Xbox One.  Co-game directors Tim Cain and Leonard Boyarsky, original creators of Fallout, have reunited for this new single-player RPG from the renowned team at Obsidian.

•                  Announced that Ancestors: The Humankind Odyssey is planned for launch in calendar 2019 (Take-Two’s fiscal year 2020) digitally on PC, PlayStation 4, and Xbox One.  Ancestors: The Humankind Odyssey is the debut title from Panache Digital Games, the independent development studio co-founded in 2014 by Patrice Désilets, original creative director of Assassin’s Creed.

Social Point:

•                  Launched Tasty Town, our latest free-to-play mobile offering, for iOS and Android devices.  This all-new game enables players to fulfill their culinary dreams of designing and managing their own restaurant.  In Tasty Town, players embark on an incredible journey - from farm to table — to build their gastronomic empire, including experiencing the joy of growing their own ingredients, hiring the best chefs, creating delectable dishes, creating and managing their own restaurant, and racing against the clock to serve meals with their food truck.

* According to 2000 - 2019 Metacritic.com and Gamerankings.com.

Outlook for Fiscal 2019

Take-Two is providing its initial outlook for its fiscal fourth quarter ending March 31, 2019 and is raising its outlook for its fiscal year ending March 31, 2019, as follows:

Fourth Quarter Ending March 31, 2019

•                  GAAP net revenue is expected to range from $530 to $580 million

•                  GAAP net income is expected to range from $76 to $89 million

•                  GAAP diluted net income per share is expected to range from $0.67 to $0.77

•                  Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 114.6 million (1)

•                  Net Bookings (operational metric) are expected to range from $450 to $500 million

The Company is also providing selected data and its management reporting tax rate of 20%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending March 31, 2019
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets

Net revenue	$530 to $580	$(80)
Cost of goods sold	$248 to $274	$(22)	$(28)	$(2)
Operating Expenses	$205 to $215		$(26)	$(2)
Interest and other, net	($10)
Income before income taxes	$87 to $101	$(58)	$54	$4

Fiscal Year Ending March 31, 2019

•                  GAAP net revenue is expected to range from $2.66 to $2.71 billion

•                  GAAP net income is expected to range from $354 to $367 million

•                  GAAP diluted net income per share is expected to range from $3.07 to $3.18

•                  Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 115.5 million (3)

•                  Net cash provided by operating activities is expected to be approximately $545 million, which includes a decrease of $195 million recorded in the first 9-months of fiscal 2019 due to the Company’s adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash

•                  Adjusted Operating Cash Flow (Non-GAAP) is expected to be approximately $740 million

•                  Capital expenditures are expected to be approximately $60 million

•                  Net Bookings (operational metric) are expected to range from $2.89 to $2.94 billion

The Company is also providing selected data and its management reporting tax rate of 20%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2019
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Amortization of acquired intangible assets

Net revenue	$2,659 to $2,709	$231
Cost of goods sold	$1,513 to $1,538	$93	$(171)		$(10)
Operating Expenses	$921 to $931		$(97)	$6	$(7)
Interest and other, net	($30)	$1
Income before income taxes	$255 to 270	$137	$268	$(6)	$17

1)             Includes 113.1 million basic shares and 1.5 million shares representing the potential dilution from unvested employee stock grants.

2)             The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

3)             Includes 113.4 million basic shares and 2.1 million shares representing the potential dilution from unvested employee stock grants.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on Nintendo Switch, Xbox 360, PlayStation 3, PC and mobile platforms; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since October 1, 2018:

Label	Title	Platforms	Release Date
2K	WWE 2K19 Deluxe and Wooooo! Editions	PS4, Xbox One, PC	October 5, 2018
2K	WWE 2K19 Standard Edition	PS4, Xbox One, PC	October 9, 2018
2K	XCOM 2: War of the Chosen - Tactical Legacy Pack (DLC)	PC	October 9, 2018
2K	NBA 2K Playgrounds 2	PS4, Xbox One, Switch, PC	October 16, 2018
Rockstar Games	Red Dead Redemption 2	PS4, Xbox One	October 26, 2018
2K	Carnival Games	PS4, Xbox One, Switch	November 6, 2018
2K	The Golf Club 2019 Featuring PGA TOUR (Physical SKU)	PS4, Xbox One, PC	November 13, 2018 *
2K	WWE SuperCard Season 5	iOS, Android	November 13, 2018
2K	Sid Meier’s Civilization VI	Switch	November 16, 2018
2K	NBA 2K Mobile	iOS	November 19, 2018
2K	WWE 2K19: Titans Pack (DLC)	PS4, Xbox One, PC	November 20, 2018
Rockstar Games	Red Dead Online Beta	PS4, Xbox One	November 27, 2018
2K	Borderlands 2 VR	PS VR	December 14, 2018
2K	WWE 2K19: New Moves Pack (DLC)	PS4, Xbox One, PC	December 18, 2018
2K	WWE 2K19: Rising Stars Pack (DLC)	PS4, Xbox One, PC	January 22, 2019
Social Point	Tasty Town	iOS, Android	January 31, 2019

* North American release date. International release date is 3 days later.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	Sid Meier’s Civilization VI: Gathering Storm (Expansion Pack)	PC	February 14, 2019
2K	NBA 2K Mobile	Android	Spring 2019
Private Division	Ancestors: The Humankind Odyssey	PS4, Xbox One, PC (digital only)	2019 (fiscal 2020)
Private Division	The Outer Worlds	PS4, Xbox One, PC	2019 (fiscal 2020)

Conference Call

Take-Two will host a conference call today at 8:00 a.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash.  The Company’s management believes it is important to consider Adjusted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  This Non-GAAP financial measure may be different from similarly titled measures used by other companies.  In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company.  Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two’s financial and operating performance.  In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two.  Internally, management uses this Non-

GAAP financial measure in assessing the Company’s operating results and in planning and forecasting.  A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended December 31, 2018.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its wholly-owned labels Rockstar Games and 2K, as well as its Private Division label and Social Point, a leading developer of mobile games.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2018	2017	2018	2017

Net revenue	$1,248,738	$480,840	$2,129,387	$1,342,618

Cost of goods sold:
Internal royalties	401,382	112,996	536,662	294,749
Product costs	183,208	69,492	277,234	156,124
Software development costs and royalties	265,166	54,008	337,603	164,419
Licenses	48,728	31,487	113,231	93,808
Total cost of goods sold	898,484	267,983	1,264,730	709,100

Gross profit	350,254	212,857	864,657	633,518

Selling and marketing	161,322	79,513	313,793	208,641
General and administrative	70,638	65,951	205,693	187,378
Research and development	62,305	49,977	173,582	142,245
Depreciation and amortization	10,140	7,864	29,151	34,490
Business reorganization	(5,930)	700	(6,172)	13,012
Total operating expenses	298,475	204,005	716,047	585,766
Income from operations	51,779	8,852	148,610	47,752
Interest and other, net	8,071	3,374	19,647	(2,403)
Income before income taxes	59,850	12,226	168,257	45,349
Benefit from income taxes	120,098	12,914	108,750	37,331
Net income	$179,948	$25,140	$277,007	$82,680

Earnings per share:
Basic earnings per share	$1.59	$0.22	$2.44	$0.76
Diluted earnings per share	$1.57	$0.21	$2.41	$0.74

Weighted average shares outstanding:
Basic	113,433	113,991	113,390	109,010
Diluted	114,737	117,918	114,918	111,440

Computation of Basic EPS:
Net income	$179,948	$25,140	$277,007	$82,680
Less: net income allocated to participating securities	—	(62)	—	(487)
Net income for basic EPS calculation	$179,948	$25,078	$277,007	$82,193

Weighted average shares outstanding - basic	113,433	113,991	113,390	109,010
Less: weighted average participating shares outstanding	—	(279)	—	(278)
Weighted average common shares outstanding - basic	113,433	113,712	113,390	108,732

Basic earnings per share	$1.59	$0.22	$2.44	$0.76

Computation of Diluted EPS:
Net income	$179,948	$25,140	$277,007	$82,680
Less: net income allocated to participating securities	—	(59)	—	(206)
Net income for diluted EPS calculation	$179,948	$25,081	$277,007	$82,474

Weighted average common shares outstanding - basic	113,433	113,712	113,390	108,732
Add: dilutive effect of common stock equivalents	1,304	4,206	1,528	2,708
Total weighted average shares outstanding - diluted	114,737	117,918	114,918	111,440
Less: weighted average participating shares outstanding	—	(279)	—	(278)
Weighted average common shares outstanding - diluted	114,737	117,639	114,918	111,162

Diluted earnings per share	$1.57	$0.21	$2.41	$0.74

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	March 31,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,054,911	$808,973
Short-term investments	545,734	615,406
Restricted cash	240,584	437,398
Accounts receivable, net of allowances of $1,003 and $54,290 at December 31, 2018 and March 31, 2018, respectively	823,482	247,649
Inventory	39,786	15,162
Software development costs and licenses	33,542	33,284
Deferred cost of goods sold	57,280	117,851
Prepaid expenses and other	179,454	133,454
Total current assets	2,974,773	2,409,177

Fixed assets, net	114,672	102,478
Software development costs and licenses, net of current portion	597,497	639,369
Deferred cost of goods sold, net of current portion	7,819	26,719
Goodwill	383,110	399,530
Other intangibles, net	79,903	103,681
Deferred tax assets	146,216	4,930
Other assets	83,170	56,887
Total assets	$4,387,160	$3,742,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74,615	$35,029
Accrued expenses and other current liabilities	1,206,332	914,748
Deferred revenue	818,411	777,152
Total current liabilities	2,099,358	1,726,929

Long-term debt	—	8,068
Non-current deferred revenue	69,137	355,589
Other long-term liabilities	191,198	158,285
Total liabilities	2,359,693	2,248,871

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 134,396 and 132,743 shares issued and 113,094 and 114,038 outstanding at December 31, 2018 and March 31, 2018, respectively	1,344	1,327
Additional paid-in capital	1,976,853	1,888,039
Treasury stock, at cost; 21,302 and 18,705 common shares at December 31, 2018 and March 31, 2018, respectively	(720,572)	(458,180)
Retained earnings	820,796	73,516
Accumulated other comprehensive loss	(50,954)	(15,732)
Total stockholders’ equity	2,027,467	1,488,970
Total liabilities and stockholders’ equity	$4,387,160	$3,737,841

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended December 31,
	2018	2017 (as adjusted) (1)

Operating activities:
Net income	$277,007	$82,680
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	160,167	62,235
Depreciation	28,769	23,233
Amortization of intellectual property	17,785	26,470
Impairment of in-process research and development	—	11,257
Stock-based compensation	178,609	96,111
Amortization of discount on Convertible Notes	91	15,424
Gain on redemption of Convertible Notes	—	(4,855)
Amortization of debt issuance costs	88	554
Other, net	(4,091)	3,432
Changes in assets and liabilities, net of impact of adoption of Topic 606:
Accounts receivable	(525,981)	(206,084)
Inventory	(26,352)	(12,976)
Software development costs and licenses	(157,710)	(186,373)
Prepaid expenses and other current and other non-current assets	(142,918)	(39,133)
Deferred revenue	328,325	238,590
Deferred cost of goods sold	(37,281)	(33,578)
Accounts payable, accrued expenses and other liabilities	293,691	164,086
Net cash provided by operating activities	390,199	241,073

Investing activities:
Change in bank time deposits	64,101	10,000
Proceeds from available-for-sale securities	184,542	172,925
Purchases of available-for-sale securities	(179,570)	(282,596)
Purchases of fixed assets	(43,646)	(47,478)
Asset acquisition	—	(25,965)
Business acquisition	(3,149)	(9,401)
Net cash provided by (used in) investing activities	22,278	(182,515)

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(85,837)	(94,930)
Repurchase of common stock	(262,392)	(110,136)
Net cash used in financing activities	(348,230)	(205,066)

Effects of foreign currency exchange rates on cash and cash equivalents	(15,124)	14,555

Net change in cash and cash equivalents and restricted cash	49,124	(131,953)
Cash and cash equivalents and restricted cash, beginning of year	1,246,371	1,281,214
Cash and cash equivalents and restricted cash, end of period	$1,295,495	$1,149,261

(1) During Q1 FY19, the Company adopted Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash and applied that standard retroactively. The application of this new standard resulted in a decrease to net cash from operating activities of $196.8 million in Q3 FY19 and an increase of $37.0 million in Q3 FY18, which are reflected herein.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$651,568	52%	$262,338	55%
International	597,170	48%	218,502	45%
Total net revenue	$1,248,738	100%	$480,840	100%

Net bookings by geographic region
United States	$803,341	51%	$381,277	58%
International	765,227	49%	272,664	42%
Total net bookings	$1,568,568	100%	$653,941	100%

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$594,722	48%	$258,442	54%
Physical retail and other	654,016	52%	222,398	46%
Total net revenue	$1,248,738	100%	$480,840	100%

Net bookings by distribution channel
Digital online	$703,777	45%	$379,723	58%
Physical retail and other	864,791	55%	274,218	42%
Total net bookings	$1,568,568	100%	$653,941	100%

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$1,144,459	92%	$394,461	82%
PC and other	104,279	8%	86,379	18%
Total net revenue	$1,248,738	100%	$480,840	100%

Net bookings by platform mix
Console	$1,454,394	93%	$546,645	84%
PC and other	114,172	7%	107,296	16%
Total net bookings	$1,568,568	100%	$653,941	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Nine Months Ended December 31, 2018		Nine Months Ended December 31, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$1,152,285	54%	$796,603	59%
International	977,102	46%	546,015	41%
Total net revenue	$2,129,387	100%	$1,342,618	100%

Net bookings by geographic region
United States	$1,322,466	54%	$929,229	59%
International	1,117,848	46%	650,005	41%
Total net bookings	$2,440,314	100%	$1,579,234	100%

	Nine Months Ended December 31, 2018		Nine Months Ended December 31, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$1,268,140	60%	$829,564	62%
Physical retail and other	861,247	40%	513,054	38%
Total net revenue	$2,129,387	100%	$1,342,618	100%

Net bookings by distribution channel
Digital online	$1,382,717	57%	$1,016,373	64%
Physical retail and other	1,057,597	43%	562,861	36%
Total net bookings	$2,440,314	100%	$1,579,234	100%

	Nine Months Ended December 31, 2018		Nine Months Ended December 31, 2017
	Amount	% of Total	Amount	% of Total
Net revenue by Platform Mix
Console	$1,811,429	85%	$1,099,843	82%
PC and other	317,958	15%	242,775	18%
Total net revenue	$2,129,387	100%	$1,342,618	100%

Net bookings by platform mix
Console	$2,132,285	87%	$1,298,258	82%
PC and other	308,029	13%	280,976	18%
Total net bookings	$2,440,314	100%	$1,579,234	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended December 31, 2018	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Selling and marketing

As reported	$1,248,738	$401,382	$183,208	$265,166	$48,728	$161,322
Net effect from deferral and related cost of goods sold	319,829		43,958	42,914	139
Stock-based compensation				(96,082)		(6,673)
Amortization and impairment of acquired intangibles				(3,630)

Three Months Ended December 31, 2018	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$70,638	$62,305	$10,140	$(5,930)	$8,071
Net effect from deferral and related cost of goods sold					(313)
Stock-based compensation	(13,790)	(7,123)
Amortization and impairment of acquired intangibles		(1,585)	(125)
Impact of business reorganization				5,930

Three Months Ended December 31, 2017	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Selling and marketing

As reported	$480,840	$112,996	$69,492	$54,008	$31,487	$79,513
Net effect from deferral and related cost of goods sold	173,099		20,576	108	16,963
Stock-based compensation				8,262		(3,014)
Amortization and impairment of acquired intangibles				(4,912)		(2,477)

Three Months Ended December 31, 2017	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$65,951	$49,977	$7,864	$700	$3,374
Stock-based compensation	(16,051)	(2,223)
Amortization and impairment of acquired intangibles	(18)	(1,635)	(128)
Non-cash amounts related to convertible notes					795
Impact of business reorganization				(700)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Nine Months Ended December 31, 2018	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Selling and marketing

As reported	$2,129,387	$536,662	$277,234	$337,603	$113,231	$313,793
Net effect from deferral and related cost of goods sold	310,927		37,087	46,396	735
Stock-based compensation				(107,740)		(16,321)
Amortization and impairment of acquired intangibles				(12,371)

Nine Months Ended December 31, 2018	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$205,693	$173,582	$29,151	$(6,172)	$19,647
Net effect from deferral and related cost of goods sold					(911)
Stock-based compensation	(38,234)	(16,314)
Non-cash amounts related to convertible notes					91
Acquisition related expenses	(288)
Amortization and impairment of acquired intangibles		(4,859)	(382)
Impact of business reorganization				6,172

Nine Months Ended December 31, 2017	Net Revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Selling and marketing

As reported	$1,342,618	$294,749	$156,124	$164,419	$93,808	$208,641
Net effect from deferral and related cost of goods sold	236,616		19,308	(2,944)	14,920
Stock-based compensation				(23,284)		(8,787)
Amortization of intangibles				(14,052)		(7,255)

Nine Months Ended December 31, 2017	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$187,378	$142,245	$34,490	$13,012	$(2,403)
Stock-based compensation	(48,629)	(12,990)
Non-cash amounts related to convertible notes					10,569
Acquisition related expenses	6,939
Amortization and impairment of acquired intangibles		(4,788)	(11,633)
Impact of business reorganization				(13,012)
Other, net					(93)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(in thousands)

	Nine months ended December 31,
	2018	2017
Net cash (used in) provided by operating activities	$390,199	$241,073
Net change in Restricted cash (1)	196,814	(36,988)
Adjusted Operating Cash Flow	$587,013	$204,085

	FY 2019	FY 2018
Restricted cash beginning of period (4/1)	$437,398	$337,818
Restricted cash end of period (12/31)	240,584	374,806
(1) Net change in Restricted cash	$196,814	$(36,988)